STATE OF GEORGIA
COUNTY of FORSYTH

SECTION 16
LIMITED POWER OF ATTORNEY

	Know all by these presents, that the undersigned hereby constitutes and appoints Cornerstone Ministries
Investments, Inc.(the "Company") and/or Miller & Martin
PLLC as the undersigned's true and lawful attorney-in-fact to:

        (1) Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of FGBC Bancshares, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;

        (2) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, including, without limitation, the completion, execution and submission of a Form ID application for the relevant filing codes; and

        (3) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Section 16 Limited Power of Attorney shall be in such form and shall contain terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or the substitute or substitutes of such attorney-in-fact, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of October, 2006.


																				/s/ Todd Foster
/s/ Barbara I. Byrd

[NOTARY]